CONSENT OF INDEPENDENT ACCOUNTANTS
                ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 13, 2003, except for the last sentence of Note 11 and Notes 18 and 19 for which the date is October 1, 2003, relating to the consolidated financial statements, which appears in FX Energy, Inc. and subsidiaries' Annual Report on Form 10-K/A for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Salt Lake City, Utah
January 21, 2004